Exhibit 99.1

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF CURIOSITYSTREAM INC. AND CURIOSITYSTREAM OPERATING INC.

Capitalized terms used herein and not otherwise defined in the Current Report on Form 8-K of CuriosityStream Inc. (the “Company”) to which this Exhibit 99.1 is attached (the “Current Report”) have the meanings assigned to such terms in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 22, 2020 (the “Proxy Statement”). The following table sets forth the historical comparative per share information for the Company on a stand-alone basis and the unaudited pro forma combined per share information for the six months ended June 30, 2020 and the year ended December 31, 2019, after giving effect to the Merger.

You should read the information in the following table in conjunction with the summary historical financial information and historical financial statements of the Company and CuriosityStream Operating Inc. (“Legacy CuriosityStream”) and related notes thereto that are incorporated by reference into the Current Report from the Proxy Statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the Company’s unaudited pro forma combined financial statements and related notes thereto included in this Exhibit 99.1.

The Legacy CuriosityStream pro forma equivalent per share financial information is calculated by multiplying the combined unaudited pro forma per share amounts by the exchange ratio, whereby each share of Legacy CuriosityStream common stock and preferred stock was converted into the right to receive approximately 0.91 shares of Common Stock.

The unaudited pro forma combined per share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project the combined company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of the Company and Legacy CuriosityStream would have been had the companies been combined during the periods presented.

(in thousands, except share and per-share amounts)

	Legacy CuriosityStream	Company	Unaudited Combined Pro Forma
Six months ended June 30, 2020
Net (loss) income	$(16,258)	$104	$(16,671)
Total stockholders’ (deficit) equity	$(115,345)	$5,000	$84,311
Weighted average shares outstanding – basic and diluted	20,000,000	4,657,375	40,194,825
Basic and diluted net loss per share	$(1.24)	$(0.06)	$(0.41)
Basic and diluted net loss equivalent per share			$(0.37)
Stockholders’ equity per share – basic and diluted		$1.07	$2.10
Stockholders’ equity equivalent per share – basic and diluted			$1.92

	Legacy CuriosityStream	Company	Unaudited Combined Pro Forma
Year Ended December 31, 2019 (Legacy CuriosityStream) and For the Period from May 9, 2019 (inception) Through December 31, 2019 (Company)
Net (loss) income	$(42,517)	$7	$(42,728)
Weighted average shares outstanding – basic and diluted	20,000,000	3,535,964	40,194,825
Basic and diluted net loss per share	$(2.92)	$(0.02)	$(1.06)
Basic and diluted net loss equivalent per share			$(0.97)

UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Introduction

The Company is providing the following unaudited pro forma combined financial information (the “pro forma combined financial statements”) to present the combination of the financial information of the Company and Legacy CuriosityStream as adjusted to give effect to the Merger. The pro forma combined financial statements combine the historical financial statements of the Company and Legacy CuriosityStream. The unaudited pro forma combined balance sheet as of June 30, 2020 gives pro forma effect to the Merger as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Merger as if it had occurred as of January 1, 2019. This information should be read together with the Company’s and Legacy CuriosityStream’s respective audited and unaudited financial statements and related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CuriosityStream,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Software Acquisition Group” and other financial information included elsewhere in the Proxy Statement and incorporated by reference into the Current Report.

The unaudited pro forma combined balance sheet as of June 30, 2020 has been prepared using the following:

●	Legacy CuriosityStream’s unaudited historical balance sheet as of June 30, 2020, as included in the Proxy Statement; and

●	the Company’s unaudited historical balance sheet as of June 30, 2020, as included in the Proxy Statement.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2020 has been prepared using the following:

●	Legacy CuriosityStream’s unaudited historical statement of operations for the six months ended June 30, 2020, as included in the Proxy Statement; and

●	the Company’s unaudited historical statement of operations for the six months ended June 30, 2020, as included in the Proxy Statement.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 has been prepared using the following:

●	Legacy CuriosityStream’s audited historical statement of operations for the year ended December 31, 2019, as included in the Proxy Statement; and

●	the Company’s audited historical statement of operations for the period from May 9, 2019 (inception) through December 31, 2019, as included in the Proxy Statement.

Description of the Transactions

On August 10, 2020, the Company entered into the merger agreement. As a result of the Merger, the redeemable convertible preferred stock of Legacy CuriosityStream was converted into common shares of Legacy CuriosityStream and then each issued and outstanding share of Legacy CuriosityStream was exchanged for newly issued shares of Common Stock. In connection with the Merger, there was also a PIPE Investment of $25 million into the Company. In addition, in connection with the Merger, approximately 711,000 warrants to purchase Common Stock held by the Sponsor were forfeited, and in connection with such forfeiture and pursuant to the terms of the merger agreement, certain employees of the Company are expected to receive fully vested options exercisable for shares of Common Stock, subject to the terms and conditions of the Omnibus Incentive Plan and certain other conditions, as set forth in the merger agreement.

Accounting for the Merger

For purposes of the pro forma combined financial statements, the Merger was accounted for as a reverse recapitalization in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under this method of accounting, the Company, who was the legal acquirer in the Merger, was treated as the “acquired” company for financial reporting purposes and Legacy CuriosityStream was treated as the accounting acquirer. This determination was primarily based on the following:

●	Legacy CuriosityStream stockholders have a majority of the voting power of the post-combination company,

●	Legacy CuriosityStream’s senior management comprises substantially all of the senior management of the post-combination company,

●	Legacy CuriosityStream’s operations comprise the ongoing operations of the post-combination company, and

●	Legacy CuriosityStream’s primary stockholder is entitled to elect the majority of the Company’s board members.

Accordingly, for accounting purposes, the Merger is treated as the equivalent of a capital transaction in which Legacy CuriosityStream is issuing stock for the net assets of the Company. The net assets of the Company are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Effective Time of the Merger will be those of Legacy CuriosityStream.

Basis of Pro Forma Presentation

The historical financial information has been adjusted in the pro forma combined financial statements to give pro forma effect to events that are related and/or directly attributable to the Merger and the related transactions described herein, are factually supportable, and as it relates to the unaudited pro forma combined statements of operations, are expected to have a continuing impact on the results of the post-combination company. Accordingly, the impacts of non-recurring Merger-related expenses are not included in the pro forma combined statements of operations. However, the impacts of such expenses are reflected in the pro forma combined balance sheet. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma combined financial statements.

The pro forma combined financial statements and information are presented for illustrative purposes only and do not purport to represent the actual results of operations that the Company and Legacy CuriosityStream would have achieved had the companies been combined during the periods presented in the pro forma combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the merger. The pro forma combined financial statements do not reflect any potential divestitures that may occur prior to, or subsequent to, completion of the Merger or cost savings that may be realized as a result of the Merger and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings. Legacy CuriosityStream and the Company have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 31,556,837 shares of Common Stock issued to Legacy CuriosityStream stockholders.

PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(unaudited)
(in thousands)

	(A) Legacy Curiosity Stream	(B) Company	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$6,924	$836	$150,084	(1)
			25,000	(2)
			(14,000	)(3)
			(125,975	)(4)	$42,869
Restricted cash	5,000	-	-		5,000
Short-term investments	12,137	-	-		12,137
Accounts receivable, net	6,485	-	-		6,485
Prepaid expenses and other current assets	2,052	104	(218	)(3)	1,938
Total Current Assets	32,598	940	34,891		68,429
Marketable securities held in Trust Account	-	150,084	(150,084	)(1)	-
Investments	7,012	-	-		7,012
Property and equipment, net	1,361	-	-		1,361
Non-current content library, net	22,215	-	-		22,215
Other non-current assets	172	-	-		172
Total Assets	$63,358	$151,024	$(115,193)		$99,189

Liabilities, redeemable convertible preferred stock, and
Shareholders’ Equity / (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,851	$130	$(219	)(3)	$3,762
Current content library liabilities	1,250	-	-		1,250
Deferred revenue	9,056	-	-		9,056
Income taxes payable	-	29	-		29
Line of credit	-	-	-		-
Total Current Liabilities	14,157	159	(219)		14,097
Non-current deferred rent liability	781	-	-		781
Deferred underwriting fees	-	5,233	(5,233	)(3)	-
Total Liabilities	14,938	5,392	(5,452)		14,878

Commitments and Contingencies
Redeemable convertible Preferred Stock	163,765	-	(163,765	)(5)
Common stock subject to redemption	-	140,632	(140,632	)(4)	-

Stockholders’ Equity / (Deficit)
Class A common stock	-	-	-	(4)
			4	(5)
			1	(6)	5
Class B common stock	200	1	(200	)(5)
			(1	)(6)	-
Additional paid-in capital	-	4,888	25,000	(2)
			(8,766	)(3)
			164,072	(5)
			14,657	(4)
			2,951	(7)	202,802
Accumulated other comprehensive income	97	-	-		97
(Accumulated deficit)/Retained earnings	(115,642)	111	-	(3)
			(111	)(5)
			(2,951	)(7)	(118,593)
Total Stockholders’ Equity (Deficit)	(115,345)	5,000	194,656		84,311

Total Liabilities redeemable convertible preferred stock and Stockholders’ Equity / (Deficit)	$63,358	$151,024	$(115,193)		$99,189

Refer to the accompanying notes to the pro forma combined financial statements, which are an integral part of these statements

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited balance sheet of Legacy CuriosityStream as of June 30, 2020. See Legacy CuriosityStream’s unaudited financial statements as of and for the six months ended June 30, 2020 incorporated by reference into the Current Report from the Proxy Statement.

(B)	Derived from the unaudited balance sheet of the Company as of June 30, 2020. See the Company’s unaudited financial statements as of and for the six months ended June 30, 2020 incorporated by reference into the Current Report from the Proxy Statement.

(1)	Reflects the release of cash currently invested in marketable securities held in the trust account.

(2)	Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 2,500,000 shares of Common Stock of the post-combination company at approximately $10.00 per share.

(3)	Reflects the payment of fees and expenses related to the Merger, including the deferred underwriting fee of approximately $5.2 million and legal, financial advisory, accounting and other professional fees. Transaction related expenses of $130,000 and $89,000 are currently classified in accounts payable for the Company and Legacy CuriosityStream, respectively. The direct, incremental costs of the Merger related to the legal, financial advisory, accounting and other professional fees of approximately $8.8 million are reflected as an adjustment to additional paid in capital and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Merger.

(4)	Reflects the cancellation of 12,549,512 shares of Common Stock for shareholders who elected cash conversion for payment of $125.98 million with the remaining $14.7 million transferred to permanent equity.

(5)	Reflects the recapitalization of Legacy CuriosityStream through (a) the contribution of all the share capital in Legacy CuriosityStream to the Company in the amount of approximately $164.0 million, (b) the issuance of 31,556,837 shares of Common Stock and (c) the elimination of the historical retained earnings of the Company, the legal acquirer, in the amount of $111,000.

(6)	Reflects the conversion of 3,737,500 shares of Class B Common Stock held by the Sponsor into shares of Common Stock, on a one-for-one basis, at the consummation of the Merger. Following the conversion, these Sponsor shares will be subject to restrictions on transferability for 180 days.

(7)	Reflects the stock-based compensation expense attributable to 711,000 warrants to purchase shares of Common Stock held by the Sponsor that will be forfeited. In connection with the forfeiture of such warrants and the terms of the merger agreement, certain employees of the Company are expected to receive fully vested options exercisable for shares of Common Stock, subject to the terms and conditions of the Omnibus Incentive Plan and certain other conditions, as set forth in the Merger Agreement. The warrants include a strike price of $11.50 per warrant. The warrants expire, if unexercised, five years upon closing of the Merger. The value of the warrants was estimated to be approximately $2.9 million, or $4.15 per warrant, using certain preliminary inputs in the Black-Scholes option pricing model, including the estimated fair value of the Common Stock of $10.00 per share. As the options will be issued to employees with no additional service requirements, a pro forma adjustment has been recorded to additional paid-in-capital and accumulated deficit in the pro forma combined balance sheet for the one-time compensation expense. An adjustment was not made to the pro forma combined statements of operations because the item is non-recurring.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2020
(unaudited)
(in thousands, except share and per-share data)

	(A)
	Legacy				Pro Forma
	Curiosity	(B)	Pro Forma		Income
	Stream	Company	Adjustments		Statement
Revenues	$19,516	$-	$-		$19,516

Cost of revenues	7,337	-	-		7,337
Advertising and marketing	20,873	-	-		20,873
General and administrative expenses	7,905	413	-		8,318
Loss from operations	(16,599)	(413)	-		(17,012)
Other income (expense):
Interest and other income	418	545	(545	)(1)	418
(Loss) income before income taxes	(16,181)	132	(545)		(16,594)
Provision for income taxes	77	28	(28	)(2)	77
Net (loss) income	$(16,258)	$104	$(517)		$(16,671)

Weighted average shares outstanding, basic and diluted	20,000,000	4,657,375	35,537,450	(3)	40,194,825
Basic and diluted net loss per share attributable to common stockholders	$(1.24)	$(0.06)			$(0.41)

Refer to the accompanying notes to the pro forma combined financial statements, which are an integral part of these statements

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(unaudited)
(in thousands, except share and per-share data)

	(C)
	Legacy				Pro Forma
	Curiosity	(D)	Pro Forma		Income
	Stream	Company	Adjustments		Statement
Revenues	$18,026	$-	$-		$18,026
Cost of revenues	6,810		-		6,810
Advertising and marketing	41,628	-	-		41,628
Selling, general and administrative expenses	14,035	211	-		14,246
Loss from operations	(44,447)	(211)	-		(44,658)

Other income (expense):
Interest and other income	2,072	220	(220	)(1)	2,072
(Loss) income before income taxes	(42,375)	9	(220)		(42,586)
Provision for income taxes	142	2	(2	)(2)	142
Net (loss) income	$(42,517)	$7	$(218)		$(42,728)

Weighted average shares outstanding, basic and diluted	20,000,000	3,535,964	36,658,861	(3)	40,194,825
Basic and diluted net loss per share attributable to common stockholders	$(2.92)	$(0.02)			$(1.06)

Refer to the accompanying notes to the pro forma combined financial statements, which are an integral part of these statements

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited statement of operations of Legacy CuriosityStream for the six months ended June 30, 2020. See Legacy CuriosityStream’s unaudited financial statements as of and for the six months ended June 30, 2020 incorporated by reference into the Current Report from the Proxy Statement.

(B)	Derived from the unaudited statement of operations of the Company for the six months ended June 30, 2020. See the Company’s unaudited financial statements as of and for the six months ended June 30, 2020 incorporated by reference into the Current Report from the Proxy Statement.

(C)	Derived from the audited statement of operations of Legacy CuriosityStream for the year ended December 31, 2019. See Legacy CuriosityStream’s audited financial statements and the related notes thereto incorporated by reference into the Current Report from the Proxy Statement.

(D)	Derived from the audited statement of operations of the Company for the period from May 9, 2019 (inception) through December 31, 2019. See the Company’s audited financial statements and the related notes thereto incorporated by reference into the Current Report from the Proxy Statement.

(1)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(2)	Represents an adjustment to the provision for income taxes as the post-combination company expects to be in a full valuation allowance due to continuing losses.

(3)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Company’s initial public offering occurred as of January 1, 2019. In addition, as the Merger is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Merger for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 11,504,000 warrants to purchase 11,504,000 shares of Common Stock as well as stock options of Legacy CuriosityStream, which were converted to options to purchase shares of Common Stock as part of the Merger, because the inclusion of these securities would be anti-dilutive.

Combined
Weighted average shares calculation, basic and diluted
Software Acquisition Group public shares	2,400,488
Software Acquisition Group Sponsor shares	3,737,500
Software Acquisition Group shares issued to PIPE Investors(1)	2,500,000
Software Acquisition Group shares issued in the Merger	31,556,837
Weighted average shares outstanding	40,194,825
Percent of shares owned by Legacy CuriosityStream stockholders	78.5%
Percent of shares owned by PIPE Investors	6.2%
Percent of shares owned by Company stockholders existing prior to the Merger	15.3%

(1)	Certain of the shares issued to the PIPE Investors were issued to John Hendricks, the Chairman of the Company’s Board of Directors.